Exhibit 10.14
Patriot Capital Funding, Inc.
Employee Restricted Stock Plan
Restricted Stock Agreement for Executive Officers
Date of Grant:
               1. Grant of Employee Restricted Stock. Subject to the terms and conditions herein and the provisions of the Patriot Capital Funding, Inc. Employee Restricted Stock Plan (the “Plan”), Patriot Capital Funding, Inc. (the “Company”) on the above date has granted to the Grantee named below (the “Grantee”) Shares subject to the restrictions in this Agreement (“Restricted Stock”) as shown below:
Grantee: [name of Grantee]
Restricted Stock: [number of Shares]
               All capitalized terms used herein shall have the same meaning as set forth in the Plan, except as otherwise specified in this Agreement.
               2. Vesting. The Grantee shall become vested in the Restricted Stock evidenced by this Agreement, and the forfeiture and transferability provisions set forth in Section 3 and 5 of this Agreement shall lapse, in accordance with the following schedule:
[     % of the] Shares on the first anniversary of Date of Grant;
[     % of the] Shares on the second anniversary of Date of Grant:
[     % of the] Shares on the third anniversary of Date of Grant;
[     % of the] Shares on the fourth anniversary of Date of Grant.
               Notwithstanding the foregoing, the Grantee will become vested in all of the Restricted Stock upon the occurrence of any of the following events:
     (a) the Grantee’s termination of employment by the Company without Cause (as defined below) or by the Grantee for Good Reason (as defined below); or
     (b) a Change in Control of the Company (as defined below).
          “Cause” has the meaning set forth in the Grantee’s employment agreement with the Company in effect at the time of Grantee’s termination of employment. If no such employment agreement is in effect at the time of Grantee’s termination of employment or if such employment agreement does not contain a definition of the term “Cause,” “Cause” means (i) the Grantee’s willful and continued failure to perform substantially his duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness or any such failure subsequent to the Grantee being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company that results in the Grantee’s termination of employment) after a written demand for substantial performance is delivered to the Grantee by the Company which specifically identifies the manner in which the Company believes that the Grantee has failed to perform substantially his duties; (ii) the Grantee’s willfully engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its Affiliates (as defined below), (iii) the Grantee’s ineligibility to serve as an employee, officer, or director of the Company pursuant to Section 9 of the Investment Company Act of 1940, as amended (the “1940 Act”), or (iv) the Grantee’s conviction of a felony or crime involving moral turpitude; provided, however, that a failure on the part of the Grantee to achieve performance objectives set by the Company shall not in and of itself constitute Cause pursuant to clause (i) hereof. Prior to terminating the Grantee’s employment for Cause, the Company must notify the Grantee in writing of any event purporting to constitute Cause within 45 days of the Board’s knowledge of its existence and, if curable, must provide the Grantee with at least 20 days to cure such event. If such event is not cured by the Grantee in such time period, or is incurable, then the Grantee’s employment shall be terminated for Cause if 2/3 of the independent members of the Board determine in writing to so terminate his employment.
               “Good Reason” has the meaning set forth in the Grantee’s employment agreement with the Company in effect at the time of Grantee’s termination of employment. If no such employment agreement is in effect at the time of Grantee’s termination of employment or if such employment agreement does not contain a definition of the term “Good Reason,” “Good Reason” means, without the Grantee’s express written consent, the occurrence of any of the following events:

     (i) any material change in the duties or responsibilities (including reporting responsibilities) of the Grantee that is inconsistent in any material and adverse respect with the Grantee’s position, duties, responsibilities or status with the Company (including any material and adverse diminution of such duties or responsibilities);
     (ii) a material and adverse change in the Grantee’s titles or offices (including, if applicable, membership on the Board with the Company;
     (iii) a reduction by the Company in the Grantee’s rate of annual base salary or an adverse change in the value or reasonableness of the Grantee’s annual bonus opportunity as a percentage of his base salary, provided, however, that the Grantee’s rate of annual base salary may be reduced without being considered Good Reason if such reduction is implemented by the Company as part of an overall general salary reduction affecting substantially all of its employees and such reduction to the base salary on a percentage basis is equal to or less than the percentage reduction otherwise implemented;
     (iv) any requirement of the Company that the Grantee be based anywhere more than 35 miles from the office where the Grantee is based on the Date of Grant under this Agreement, or, if the Grantee subsequently agrees to a change in such location, 35 miles from such new office location; or
     (v) the failure of any purchaser or successor to all or substantially all of the Company’s assets to assume the obligations of the Company contained in this Agreement, either in writing or as a matter of law.
               The Grantee must notify the Company of any event purporting to constitute Good Reason within 45 days following the Grantee’s knowledge of its existence, and the Company shall have 20 days in which to correct or remove such Good Reason, or such event shall constitute Good Reason.
               “Change in Control” has the meaning set forth in the Grantee’s employment agreement with the Company in effect at the time of Grantee’s termination of employment. If no such employment agreement is in effect at the time of Grantee’s termination of employment or if such employment agreement does not contain a definition of the term “Change in Control,” “Change in Control” means the occurrence of any of the following events:
               (i) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);
               (ii) The individuals who, as of July 27, 2005, were members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in the 1940 Act, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or
               (iii) The consummation of:
     (A) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct Subsidiary of the Company, provided that only entities whose accounts are consolidated with those of the Company for financial reporting purposes shall be deemed to be a Subsidiary of the Company for this purpose, or to which securities of the Company are issued, unless:
          (I) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent of the combined voting power of the outstanding voting securities of (1) the corporation resulting from the Merger (the “Surviving

Corporation”) if fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of related Persons (a “Parent Corporation”), or (2) if there is one or more Parent Corporations, the ultimate Parent Corporation,
            (II) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation or (2) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and
             (III) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates, immediately prior to a Merger had Beneficial Ownership of fifty percent or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent or more of the combined voting power of the then outstanding voting securities of (1) the Surviving Corporation or (2) the ultimate Parent Corporation.
             Each transaction described in clauses (I) through (III) above shall herein be referred to as a “Non-Control Transaction.”
               (B) A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).
               (C) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (1) a transfer to a Subsidiary, (2) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (3) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).
               (D) The effectiveness of an agreement pursuant to which a person or entity serves or acts as the investment adviser (as such term is defined in Section 2(a)(20) of the 1940 Act) of the Company.
               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
               “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
               “Beneficial Ownership” means ownership within the meaning of Rule 13d-3 promulgated under Securities Exchange Act of 1934 (the “Exchange Act”).
               “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.
     3. Forfeiture. Upon the Grantee’s termination of employment (other than by the Company without Cause or by the Grantee for Good Reason), any unvested portion of the Restricted Stock granted under this Agreement will be forfeited.
     4. Dividends and Voting Rights. During the period before the restrictions set forth in Sections 2 and 3 of this Agreement lapse on the Restricted Stock, the Grantee will have the same rights to vote the Restricted Stock and to receive distributions with respect to the Restricted Stock as does any other holder of Shares.
     5. Transferability. Restricted Stock with respect to which the restrictions have not lapsed in accordance with Sections 2 and 3 shall not be assignable or transferable. Any attempt to assign, pledge, transfer, hypothecate, or otherwise dispose of Restricted Stock and any levy of execution, attachment, or similar process on the Restricted Stock shall be null and void.
               6. No Right to Employment. Nothing contained in this Agreement shall confer upon any Grantee any right to the continuation of his employment, agency, service as a director, or other relationship with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment, service or agreement or to increase or decrease the compensation of the individual from the rate in effect at the Date of Grant of the Restricted Stock.
               7. Withholding. The Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements. To the extent permitted by the 1940 Act and in the Board’s sole discretion and in the manner and amount determined by the Board, the Grantee may elect to satisfy any withholding obligation, in whole or in part, by electing to have the Company withhold Restricted Stock with a fair market value equal to the amount required to be withheld. The Grantee acknowledges that, as of the Date of Grant, the Company has been advised by its legal counsel that the 1940 Act prohibits the Company from withholding Restricted Stock in the manner provided for in the immediately preceding sentence.
               8. Administration and Interpretation. In consideration of the grant, the Grantee agrees that the Board shall have the exclusive power and discretion to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final, conclusive, and binding upon the Grantee, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement. The Board may delegate its interpretive authority to an officer or officers of the Company.
               9. Incorporation of Terms of Plan. By his or her signature below, Grantee acknowledges that he or she has read the terms of the Plan and agrees to be bound by all provisions thereof. The Grantee further acknowledges that he or she has been advised that he or she may consult with counsel of his or her choosing in considering this Agreement, that he or she has had an adequate opportunity to do so, and that he or she is entering into this Agreement voluntarily.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an appropriate officer and the Grantee has executed this Agreement, both as of the date of grant shown above.

PATRIOT CAPITAL FUNDING, INC.

By:

Dated:

Grantee:

Dated:

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